Current Technology Retains NextPhaseStrategy to Implement a Branding and Marketing Communications Program

Celevoke and FBI-LEEDA, Inc to Target Market to Law Enforcement Executives

Liberty, TX –August 10, 2009 Current Technology Corporation (OTCBB:CRTCF) has retained NextPhaseStrategy Marketing Inc. to develop and execute a comprehensive corporate branding and marketing communications program. “We have a number of objectives,” stated NextPhaseStrategy president Ullrich Schade. “Current Technology’s 62% owned subsidiary Celevoke Inc. (Celevoke), has developed impressive relationships with insurance companies including Travelers, GEICO and others; the law enforcement community with FBI-Law Enforcement Executive Development Association, Inc.; and automotive dealerships with its recently announced partnership agreement with Triple Protection Auto Care, Inc. Our program will help Celevoke to add to these highly credible relationships, and will increase awareness at the consumer level where its proprietary GPS Tracking and Security System is less well known. As well, these initiatives should increase Current Technology’s profile in the investment community.”

“One of NextPhaseStrategy’s first tasks is to develop the marketing materials for the Miami Heavy-Equipment Theft Summit scheduled for August 18, 2009. We have also commenced work on new, enhanced websites for both Current Technology and Celevoke,” continued Ullrich Schade. “We see the Miami Summit as one of the lead-ins to establish communication with law enforcement executives all over the United States, and we look forward to working with FBI-LEEDA, Inc. to develop a comprehensive marketing campaign specifically directed to decision makers from local, state and federal law enforcement agencies.”

FBI-LEEDA, Inc Executive Director Tom Stone stated, “One of our goals is to provide the latest technology which will enable law enforcement to better carry out their tasks.”

“In a world where security and asset management and protection are of increasing importance, we believe Celevoke has the right product at the right time. We are sufficiently confident of success, that we are taking restricted Current Technology stock as our means of payment,” concluded Schade.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation, and can be reached at http://www.celevoke.com or 936-334-1800.

About NextPhaseStrategy

NextPhaseStrategy is an award-winning branding and marketing company focused on producing results for its clients by providing complete integrated marketing communications services. NextPhaseStrategy has a 30 year track record helping companies build brands, drive sales and penetrate new markets. The company represents both emerging start-ups and established companies marketing their products throughout North America and beyond. Please see http://www.nextphasestrategy.com

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications

Richard Hannon, 1-866-858-4100